ITEM 24.(b)
                                                            OTHER EXHIBIT (b)

           GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND, INC.

                     Certificate of Assistant Secretary

     The undersigned Elba Vasquez, Vice President and Assistant Secretary of General Government Securities Money Market Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Elba Vasquez, Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on April 14, 1998.


                                                  /s/ Elba Vasquez
                                                  -----------------------
                                                  Elba Vasquez
                                                  Vice President and
                                                  Assistant Secretary